Exhibit 99.1

ATS Corporation Announces Financial Results for the Fourth Quarter and Full Year 2007

MCLEAN, VA – (BUSINESSWIRE) – March 13, 2008, ATS Corporation (“ATSC” or “the Company”) (OTCBB:ATCT), a leading information technology company that delivers innovative technology solutions to government and commercial organizations, today announced operating results for the fourth quarter and full year ended December 31, 2007.

Fourth Quarter Results

ATSC reported revenue of $31.5 million for the fourth quarter of 2007.   Operating loss for the quarter was $32,000 and the net loss for the quarter was $259,000.  Both losses included $1.3 million in amortization of intangibles, of which $1.0 million was related to the acquisition of Advanced Technology Systems, Inc. (“ATS”) by its parent ATSC.  Unadjusted EBITDA (1) was $1.7 million for the quarter.  Prior to the acquisition of ATS on January 16, 2007, ATSC was a blank check company without operating units or results.

As previously disclosed in its earlier earnings calls in 2007, ATSC continued to incur one-time transition-related costs from the January 2007 transaction that are not expected to be reflected in the ongoing performance of the Company in 2008.  For the quarter ended December 31, 2007, those expenses included $47,000 in severance costs related to streamlining the Company’s support operations, $142,000 related to start-up Sarbanes-Oxley compliance initiatives, $332,000 to record the deferred rent at fair value as of the January 16, 2007 transaction date, and $522,000 related to a one-time transaction-related charge.  The exclusion of those expenses produces an adjusted EBITDA (2) of $2.8 million, resulting in an adjusted EBITDA margin of 8.9% for the quarter.  For the second half of 2007, ATSC generated an adjusted EBITDA of $5.0 million, resulting in an EBITDA margin of 8.7%.

Backlog as of December 31, 2007 was approximately $231 million, of which $97 million was funded, representing an increase of 55% and 139%, respectively, since the end of the third quarter.  Days sales outstanding were 78 at the end of the fourth quarter of fiscal year 2007.

As of December 31, 2007, ATSC’s balance sheet reflected $41.1 million on its revolving credit facility and approximately $7.3 million in promissory notes related to the acquisitions of Potomac Management Group, Inc. and Number Six Software, Inc., which closed in September and November 2007, respectively.  As of December 31, 2007, ATSC’s balance sheet included $95.3 million in stockholders’ equity.

Full FY07 Results

ATSC reported revenue of $106.9 million for the fiscal year ended December 31, 2007, which was an 11 and one-half month period.  EBITDA (1) and adjusted EBITDA (2) were $6.8 million and $8.1 million, respectively, for the eleven and one-half month period, resulting in an EBITDA margin of 6.4% and adjusted EBITDA margin of 7.6%.  Operating income and net loss for the fiscal year were $1.1 million and $6.5 million, respectively.   The loss included a charge of $6.9 million on derivative liabilities attributed to the Company’s warrants.  Effective March 14, 2007, the Company’s warrant agreement was clarified to state that ATSC was not required to net cash settle the instruments if unable to deliver registered shares of common stock to the warrant holders.  As a result, ATSC was no longer required to mark the warrants to market and the warrants were reclassified from liabilities to stockholders’ equity.  Prior to March 14, 2007,

ATSC marked the warrants to market as liabilities and recognized gains or losses on the increase or decrease in the fair value of the warrants.  The fiscal year results reflect the change in fair value through the date such liability was reclassified to equity.

Fourth Quarter New Bookings

Fourth quarter bookings totaled $58.7 million, including a $38.5 million, 10-year subcontract with Perot Systems Government Services, Inc. to provide support on the Department of Education’s Education Department Utility for Communications, Application and Technology Environment (EDUCATE contract) plus $20.2 million in modifications or extensions, as well as options exercised for current contracts.

2007 Highlights

Major ATSC highlights for 2007 included:

•                  Approved and closed the acquisition of ATS in January, renamed the corporation to ATS Corporation and started trading on the Over-the-Counter Bulletin Board under the symbol ATCT;

•                  Completed three additional acquisitions, including Reliable Integration Services, Inc. in March, Potomac Management Group, Inc. in September, and Number Six Software, Inc. in November.  These acquisitions expanded our federal network system integration, maritime security, and commercial applications development capabilities, as well as broadened our customer base in homeland security and the commercial market;

•                  Reorganized operations into three customer focused areas: (1) Federal Civilian agencies; (2) Defense, Homeland Security and Public Safety; and (3) Commercial;

•                  Added significant depth to the executive management team;

•                  Won all re-competed contracts;

•                  Expanded the Company’s board of directors by adding two outside directors with extensive business and government experience;

•                  Established a new business development team; and

•                  Engaged an internal auditor and third-party advisor to accelerate our Sarbanes-Oxley activities that resulted in no reported material weaknesses.

Management’s Outlook

ATSC President and Chief Executive Officer Dr. Edward H. Bersoff stated, “We are encouraged with the tremendous progress achieved this year and believe we have established a strong platform for growth and increased profitability.  In less than 12 months, we closed four acquisitions, completed a significant corporate reorganization, added substantial depth to our management team and established a new business development team, among many other accomplishments.”

Bersoff continued, “While we have made great strides towards accomplishing our priority initiatives for the year, our revenue growth continued to be slower than estimated due to delays in several contract awards and reductions in the expected expansion of ongoing contract assignments.  Despite these issues, we are encouraged by our 100% recompete record, the strong pickup in backlog in the fourth quarter, the performance of the companies we acquired, and considerable increase in our pipeline and bid activity this past quarter.”

Bersoff added, “While our revenue was lower than expected, our adjusted EBITDA margin of 8.7% for the second half of the year did exceed our 8% target margin for that time period.  We are targeting 9% EBITDA margins for 2008 and believe we can achieve those through generating a higher revenue base, keeping costs contained, and completing the integration of the businesses acquired in 2007.”

Bersoff concluded, “Overall, we are confident that the fundamentals of our business remain strong and the Company is well-positioned to achieve its long-term growth strategy.  As we begin 2008, we believe there is a more favorable outlook for the federal IT industry, we will benefit from our growing pipeline and increased bid activity, and we will continue to improve our profitability.”

Based on current backlog and management’s estimates for future tasking and contract awards, ATSC has issued the following guidance for 2008.

Revenue	$155 to $165 million
EBITDA (a) (b)	$13.9 to $14.9 million

(a) Before any potential acquisitions in 2008.

(b) EBITDA is a non-GAAP measure that is defined as GAAP net income plus other expense, interest expense, income taxes, and depreciation and amortization. We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results.  EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income as a measure of operating performance or the cash flows from operating activities as a measure of liquidity.

Conference Call

ATSC will conduct a fourth quarter conference call on Thursday, March 13, 2008 at 5:00 p.m EDT.  The dial-in number for the live teleconference is 866-830-9836, conference ID # 38534644. A recorded replay of the teleconference will also be available on the Company website  (www.atsva.com) for one year from the conference call date.

About ATS Corporation

ATS Corporation is a leading provider of systems integration and application development, IT infrastructure management and strategic consulting services to U.S. federal and state and local government agencies, financial institutions and government-sponsored enterprises. Since its founding in 1978, ATS has been recognized for its custom software development and software integration capabilities and its deep domain expertise in federal government financial, human resource and data management systems.

Any statements in this press release about future expectations, plans, and prospects for ATSC, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies for the majority of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest annual report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2007. In addition, the forward-looking statements included in this press release represent our views as of March 13, 2008. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to March 13, 2008.

Additional information about ATSC may be found at www.atsva.com.

(1)           EBITDA is a non-GAAP measure that is defined as GAAP net income plus other expense, interest expense, income taxes, and depreciation and amortization adjusted for extraordinary expenses not expected to be reflected in the going performance of ATS related to the loss on warrant liabilities and vested, canceled options of the former Chief Financial Officer.  The extraordinary expenses were only incurred in the first quarter of 2007.  We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results.  EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income as measure of operating performance or the cash flows from operating activities as a measure of liquidity.  Please refer to the table at the end of this release that reconciles GAAP net income to EBITDA.

(2)           Adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization adjusted for one time items not expected to be reflected in the ongoing performance of ATSC and related to severance expenses, start-up Sarbanes-Oxley compliance costs and other transaction-related one time expenses.  Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income as measure of operating performance or the cash flows from operating activities as a measure of liquidity.  Please refer to the table at the end of this release that reconciles GAAP net income to adjusted EBITDA.

Reconciliation of GAAP Net Income to EBITDA (1) and Adjusted EBITDA (2)

	Three Months
	Ended
	December 31,	Fiscal Year Ended
	2007	December 31, 2007

Net Income (Loss)	$(259,396)	$(6,553,729)
Adjustments to EBITDA
Depreciation and amortization	1,540,947	4,877,244
Interest	519,139	492,722
Taxes	(53,470)	453,529
EBITDA	1,747,220	(730,234)

Extraordinary Items
Warrants	—	6,930,000
Stock compensation - Former CFO	—	591,000

(1) EBITDA after Extraordinary Items	$1,747,220	$6,790,766

Adjustments
Severance	47,000	407,000
Nonrecurring SOX start up	142,000	372,000
Deferred rent	332,000	—
ATS-related transaction expenses	522,000	522,000

(2) Adjusted EBITDA	$2,790,220	$8,091,766

ATS Corporation

Consolidated Balance Sheets (unaudited)

	ATS Corporation		ATSI
	Successor		Predecessor
	Years Ended December 31,		January 15,	October 31,
	2007	2006	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$1,901,977	$213,395	$28,040	$718,571
Accounts receivable, net	31,191,784	—	21,446,685	20,495,315
Prepaid expenses and other current assets	923,803	136,006	466,986	632,948
Income tax receivable	3,493,319	—	1,413,224	1,483,728
Other current assets	16,663	—	106,167	—
Assets held for sale	—	—	—	231,861
Deferred income taxes, current	1,335,965	—	353,050	—

Total current assets	38,863,511	349,401	23,814,152	23,562,423
Property and equipment, net	1,501,409	—	1,466,107	1,352,736
Goodwill	107,600,686	—	3,171,886	3,171,886
Intangible assets, net	21,446,868	—	—	—
Deferred acquisition costs	—	1,361,215	—	—
Short-term investments held in trust account	—	121,024,475	—	—
Restricted cash	1,278,489	—	1,217,782	1,204,710
Cash and cash equivalents held in trust fund	—	1,332	—	—
Other assets	259,353	—	40,959	328,678
Deferred income tax benefit	—	502,744	257,843	—
Other long-term assets	—	—	—	—

Total assets	$170,950,316	$123,239,167	$29,968,729	$29,620,433

ATS Corporation

Consolidated Balance Sheets (unaudited) (continued)

	ATS Corporation		ATSI
	Successor		Predecessor
	Years Ended December 31,		January 15,	October 31,
	2007	2006	2007	2006
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	2,820,191	—	9,964,955	6,930,000
Capital leases - current portion	96,558	—	80,814	78,999
Accounts payable and accrued expenses	8,634,665	942,146	6,055,591	7,884,056
Accrued salaries and related taxes	4,425,966	—	8,706,116	3,620,113
Accrued vacation	2,479,540	—	2,284,566	2,302,812
Income taxes payable	1,926,225	310,606	—	—
Warrant liabilities	—	13,860,000	—	—
Deferred revenue	2,164,574	—	1,356,875	35,422
Deferred income taxes, current	—	40,489	—	803,258
Deferred rent - current portion	80,984	—	386,993	387,369
Other accrued expenses and current liabilities	—	—	—	—

Total current liabilities	22,628,703	15,153,241	28,835,910	22,042,029
Long-term debt - net of current portion	45,604,958	—	—	—
Capital leases - net of current portion	87,078	—	161,304	181,174
Deferred rent - net of current portion	94,069	—	511,435	577,289
Other long-term liabilities	724,654	—	48,586	48,586
Deferred income taxes - net of current portion	6,475,540	—	—	1,327,915
Total liabilities	75,615,002	15,153,241	29,557,235	24,176,993

ATS Corporation

Consolidated Balance Sheets (unaudited) (continued)

	ATS Corporation Successor		ATSI Predecessor
	Years Ended December 31,		January 15,	October 31,
	2007	2006	2007	2006
Common stock, subject to possible redemption 4,197,900 shares	—	23,424,282	—	—
Interest income attributable to common stock subject to possible redemption (net of taxes of $0 and $561,204, respectively)	—	702,752	—	—
Total common stock subject to redemption	—	24,127,034	—	—

Commitments and contingencies
Shareholders’ equity:
Common stock $0.0001 par value, 100,000,000 shares authorized, 27,529,010 and 26,250,000 shares issued, respectively, which includes 0 and 4,197,900 shares subject to possible redemption, respectively	2,753	2,625	—	—
Common stock; Class A voting, no par; 75,000,000 shares authorized; 9,219,700 issued and outstanding	—	—	34,768	34,768
Common stock; Class B voting, no par; 75,000,000 shares authorized; 10,000,000 issued and outstanding	—	—	1,736	1,736
Additional paid-in capital	129,384,746	81,467,698	—	—
Treasury stock, at cost, 8,342,755 and 0 shares, respectively	(30,272,007)	—	(37,358)	(37,358)
Retained (deficit) earnings	(3,362,407)	2,488,569	412,348	5,444,294
Other comprehensive income (net of $260,907 tax effect)	(417,771)	—	—	—

Total shareholders’ equity	95,335,314	83,958,892	411,494	5,443,440

Total liabilities and shareholders’ equity	$170,950,316	$123,239,167	$29,968,729	$29,620,433

ATS Corporation

Consolidated Statement of Operations (unaudited)

	ATS Corporation (Successor)			ATSI (Predecessor)
	Three Months Ended December 31,	Years Ended December 31,		Years Ended October 31,
	2007	2007	2006	2006	2005

Revenue	$31,514,892	$106,887,039	$—	$112,254,086	$105,355,040

Operating costs and expenses
Direct costs	22,087,375	75,010,192	—	72,471,117	64,235,955
Selling, general and administrative expense	7,919,062	25,925,693	1,167,701	37,012,188	37,189,038
Depreciation and amortization	1,540,947	4,877,244	—	666,442	1,201,250
Total operating costs	31,547,384	105,813,129	1,167,701	110,149,747	102,626,243

Operating income (loss)	(32,492)	1,073,910	(1,167,701)	2,104,339	2,728,797

Other income (expense)
Interest income (expense), net	(519,139)	(492,722)	5,551,779	(383,075)	(243,611)
Gain (loss) on warrants	—	(6,930,000)	5,880,000	—	—
Other income (expense)	238,765	248,612	—	61,693	100,773
Income (loss) before income taxes	(312,866)	(6,100,200)	10,264,078	1,782,957	2,585,959
Income tax (benefit) expense	(53,470)	453,529	1,984,678	1,282,762	775,508

Net income (loss) from continuing operations	$(259,396)	$(6,553,729)	$8,279,400	$500,195	$1,810,451

Loss from discontinued operations	—	—	—	$1,325,074	$2,851,682

Net income (loss)	$(259,396)	$(6,553,729)	$8,279,400	$(824,879)	$(1,041,231)

Basic earnings per share
- Continuing operations	$(0.01)	$(0.35)	$0.32	$0.03	$0.10
- Discontinued operations	—	—	—	$(0.07)	$(0.15)

Diluted earnings per share
- Continuing operations	$(0.01)	$(0.35)	$0.27	$0.03	$0.09
- Discontinued operations	—	—	—	$(0.07)	$(0.15)

Weighted-average shares outstanding
Basic	18,783,163	18,848,722	26,250,000	19,022,950	19,016,950
Diluted	18,783,163	18,848,722	30,137,477	19,368,322	19,382,115

ATS Corporation

Consolidated Statement of Cash Flows (unaudited)

	ATS Corporation			ATSI
	(Successor)			(Predecessor)
			For the Period from April 12, 2005	For the Period from
	Years Ended December 31,		(date of inception) through December 31,	November 1, 2006 through January 15,	Years Ended October 31,
	2007	2006	2005	2007	2006	2005

Cash flows from operating activities
Net (loss) income	$(6,553,729)	$8,279,400	$(5,088,079)	$(5,031,946)	$(824,879)	$(1,041,231)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	679,147	—	—	161,199	666,442	1,201,250
Amortization of intangibles	4,215,418	—	—	—	—	—
Stock-based compensation	1,034,017	—	—	—	—	—
Deferred income taxes	(1,820,581)	(443,340)	(18,915)	(2,742,066)	(1,790,296)	(2,129,851)
Deferred rent	175,053	—	—	(66,230)	(353,059)	(192,075)
Loss on disposal of business	—	—	—	—	374,738	663,412
Loss on disposal of equipment	—	—	—	45,040	22,829	12,992
(Gain) loss on derivative liabilities related to warrants	6,930,000	(5,880,000)	5,460,000	—	—	—
Bad debt	37,911	—	—	—	656,680	195,389
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	26,912	—	—	(719,509)	3,781,029	363,216
Accrued interest payable and receivable	232,835	(50,293)	(39,444)	—	—	—
Prepaid expenses and other current assets	(286,613)	(63,884)	(72,122)	347,514	(131,871)	817,652
Accounts payable and other accrued expenses	(256,652)	907,857	34,289	(471,590)	5,062	1,712,978
Accrued salaries and related taxes	(5,229,988)	—	—	5,072,024	(677,129)	(41,630)
Accrued vacation	(303,185)	—	—	(39,689)	(250,604)	(757,803)
Income taxes payable and receivable	(2,195,796)	(45,394)	356,000	70,504	(2,796,276)	3,506,595
Other current liabilities	(209,224)	—	—	—	—	—
Other long-term liabilities	(137,826)	—	—	—	48,586	—
Restricted cash	(60,707)	—	—	(13,072)	(1,204,710)	—

Net cash (used in) provided by operating activities	$(3,723,008)	$2,704,346	$631,729	$(3,387,821)	$(2,473,458)	$4,310,894

ATS Corporation

Consolidated Statement of Cash Flows (unaudited) (continued)

	ATS Corporation			ATSI
	(Successor)			(Predecessor)
			For the Period from April 12, 2005	For the Period from
	Years Ended December 31,		(date of inception) through December 31,	November 1, 2006 through January 15,	Years Ended October 31,
	2007	2006	2005	2007	2006	2005
Cash flows from investing activities
Purchase of property and equipment	(373,063)	—	—	(319,610)	(323,318)	(459,926)
Proceeds from sale of businesses	—	—	—	—	1,080,350	—
Acquisition of businesses	(123,249,859)	—	—	—	(599,750)	(625,000)
Sale of U.S. government securities held in trust fund	121,024,475	—	—	—	—	—
Purchase of U.S. government securities held in trust fund	—	(1,198,478,053)	(234,848,658)	—	—	—
Maturities of U.S. government securities held in trust fund	—	1,195,212,907	117,179,066	—	—	—
Deferred acquisition costs	—	(1,361,215)	—	—	—	—
Release (deposit) of cash held in trust fund	1,332	280,016	(281,248)	—	—	—

Net cash (used in) provided by investing activities	$(2,597,115)	$(4,346,345)	$(117,950,840)	$(319,610)	$157,282	$(1,084,926)

Cash flows from financing activities
Net borrowings (payments) on lines-of-credit	41,084,125	—	—	3,034,955	1,700,000	(2,640,000)
Payments on notes payable	(645,833)	—	—	—	—	(34,292)
Payments on capital leases	(76,459)	—	—	(18,055)	(27,346)	(52,686)
Payments to repurchase stock purchase warrants	(2,081,121)	—	—	—	—	—
Payments to repurchase treasury stock	(30,272,007)	—	—	—	(4,662)	—

Exercise of stock options	—	—	—	—	—	1,800
Proceeds from public offering, net of expenses	—	—	119,168,605	—	—	—
Proceeds from notes payable to stockholders	—	—	154,000	—	—	—
Repayment of notes to stockholders	—	—	(154,000)	—	—	—
Proceeds from sale of common stock to founders	—	—	6,000	—	—	—

Net cash provided by (used in) financing activities	$8,008,705	$—	$119,174,605	$3,016,900	$1,667,992	$(2,725,178)

Net increase (decrease) in cash	$1,688,582	$(1,641,999)	$1,855,494	$(690,531)	$(648,184)	$500,790

Cash and cash equivalents, beginning of period	213,395	1,855,394	—	718,571	1,366,755	865,965

Cash and cash equivalents, end of period	$1,901,977	$213,395	$1,855,494	$28,040	$718,571	$1,366,755

ATS Corporation

Consolidated Statement of Cash Flows (unaudited) (continued)

	ATS Corporation (Successor)			ATSI (Predecessor)
	Years Ended December 31,		For the Period from April 12, 2005 (date of inception) through December 31,	For the Period from November 1, 2006 through January 15,	Years Ended October 31,

	2007	2006	2005	2007	2006	2005
Supplemental disclosures:
Cash paid or received during the period for:
Income taxes paid	$4,215,380	$2,483,385	$—	$13,850	$5,026,797	$97,820
Income tax refunds	$4,201	$—	$—	$—	$500	$1,795,142
Non-cash activities:
Reclassification of common stock subject to possible redemption	$—	$—	$23,424,282	$—	$—	$—
Accretion of trust fund relating to common stock subject to possible redemption	$—	$604,756	$97,996	$—	$—	$—
Warrant obligation in connection with sale of units in offering	$—	$—	$14,280,000	$—	$—	$—
Issuance of stock related to acquisition of businesses	$4,750,000	$—	$—	$—	$—	$—
Notes payable issued related to acquisition of businesses	$7,836,857	$—	$—	$—	$—	$—

Company Contact:

Joann O’Connell

Vice President, Investor Relations

ATS Corporation

(703) 506-0088

Media Contact:

Penny Parker

Corporate Communications Manager

ATS Corporation

(703) 506-0088